SCHEDULE 14A INFORMATION
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Owens Mortgage Investment Fund, a California Limited Partnership
(Name of Registrant as Specified in its Charter)

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July 1 , 2009

<Name>
<Address>
<Address>

Dear <Name>,

Accompanying this letter, you will find a Consent Solicitation Statement and a Vote of Limited Partner form to vote on proposed changes to the Partnership Agreement of Owens Mortgage Investment Fund, a California Limited Partnership.  We have also included, immediately following this letter, a “Frequently Asked Questions” section to help you better understand why we are proposing these changes. We are asking that you approve these changes because we believe that the amendments to the Partnership Agreement are in the best interests of the Fund’s Limited Partners.

Please take the time to thoroughly review these documents, make your vote and send the signed Vote of Limited Partner form back to us in the enclosed postage paid envelope as soon as possible.

If you have any additional questions, please call Bill Owens, Bryan Draper, Bill Dutra, Andy Navone or Melina Platt.

Sincerely,

Owens Mortgage Investment Fund,
 a California Limited Partnership

/s/ William C. Owens
William C. Owens, President
Owens Financial Group, Inc., General Partner

Frequently Asked Questions
about the Proposed Amendment to
the Sixth Amended and Restated Partnership Agreement of
Owens Mortgage Investment Fund, a California Limited Partnership
(First Sent to Limited Partners on or about July 1, 2009)

This “Frequently Asked Questions” section discusses, in a question-and-answer format, the Proposal described in the enclosed Consent Solicitation Statement.  The General Partner is providing these “FAQs” to assist in your understanding of the Proposal.  You should carefully read the entire Consent Solicitation Statement in addition to this section.  In this section, Owens Mortgage Investment Fund, a California Limited Partnership, is referred to as “the Fund”, which is the term we normally use in communicating with you, but the Fund is referred to as “the Partnership” in the Consent Solicitation Statement.

What does this amendment change?

If approved by a majority of Limited Partners, the amendment to the Fund’s Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) would place an annual aggregate limit on both the amount of capital that could be distributed by the General Partner and the amount that could be withdrawn by Limited Partners of 10% of the Fund’s capital.  In addition, the amendment clarifies the Agreement’s language on priority of withdrawals and the Fund’s ability to invest in certain non-liquid assets while withdrawal requests are outstanding.

Why does the Partnership Agreement need to be amended?

Limiting the total amount of capital that can be distributed and can be withdrawn from the Fund to 10% per year will preserve the continued operation of the Fund and protect the majority of investors from disproportionately bearing the potential risk of losses. Clarifying the Agreement’s language on priority of withdrawals protects the liquidity of Limited Partners.  Clarifying the Agreement’s language on the Fund’s ability to invest in certain non-liquid assets while withdrawal requests are outstanding enables the General Partner to better protect the value of the Fund’s assets.

According to the existing Agreement, the annual withdrawal limit from the Fund is already 10%.  Why do we need an amendment to limit all capital distributions to 10%?  What is the difference?

The General Partner is proposing to include capital distributions by the General Partner in the 10% annual limitation that currently only applies to withdrawals requested by Limited Partners.  Currently, the Agreement states that, on a first-come, first-served basis, Limited Partners can request a withdrawal of up to $100,000 per quarter from their account until the aggregate of all withdrawals equals 10% of the capital of the Fund per year.  However, there is currently no limit on the amount of capital that the General Partner can voluntarily distribute to Limited Partners in the Fund.

This year, withdrawal requests have already exceeded 10% of the capital of the Fund.  If the General Partner were to pay out the requested withdrawals up to the limit (10% of the Fund’s capital), then any prorated distributions by the General Partner would cause the distributions from the Fund’s capital to exceed 10% this year.  By limiting the total amount of capital that can voluntarily distributed at the discretion of the General Partner and can be withdrawn by request of Limited Partners to an aggregate of 10% of capital, the Fund will be protected in two ways.  First, distributing a prorated share of the cash available to all investors will mean that, relative to the size of their investments, no investor will be exposed to any greater risk than another.  Second, preserving cash by limiting all distributions to 10% per year should preserve the Fund’s capital available for new investments in loans, which will provide additional income to the Fund.

Why does the General Partner need to make any capital distributions from the Fund?

The General Partner believes that making a prorated distribution of cash that is available for distribution to all investors in the Fund is fair and equitable for the majority of the investors in the Fund.  Many investors need cash because of lifestyle considerations, family commitments, financial obligations, or other reasons.  We believe it is fairer to make some money available to all of the Fund’s investors than to make the same amount of money available to the few investors who have requested withdrawals.

Has the General Partner ever made any voluntary capital distributions from the Fund?

No.  However, the unprecedented level of Limited Partner withdrawal requests received by the Fund in late 2008 and early 2009 has caused the General Partner to conclude that a prorated distribution is appropriate.  Normally, withdrawals from the Fund occur at a manageable rate, averaging about 6% per year over the last ten years. During the entire history of the Fund, withdrawal requests never exceeded 10% in any year prior to 2008.

If this amendment passes, but I do not want to receive a capital distribution from my account, will I still receive a distribution this year?

Yes.  When the General Partner determines that there is cash available to make a distribution, every account in the Fund will receive a similar prorated distribution of capital.

Can I put the distribution I receive back into my Fund account?

Yes.  Any distribution can be invested back into an account with the Fund, subject to the Fund’s ordinary requirements for additional investments, including investor suitability standards (which were recently made more stringent for California residents beginning May 1, 2009).

If this amendment is approved, will my withdrawal request be fulfilled when there is cash available this year?  What about next year and beyond?

No. If the amendment to the Agreement is approved, no withdrawal requests will be fulfilled for the rest of 2009 and possibly beyond.  The only distributions investors will receive will be (1) the Fund’s monthly income distribution and (2) their prorated share of the distributions the General Partner makes from cash available from loans that are repaid, new investments in the Fund, or Fund property that is sold, net of any amounts applied to pay down the Fund’s line of credit or create cash reserves, if necessary.  The distributions from available cash will be made so that they total no more than 10% of the Fund’s capital, when added to the withdrawals already paid to investors in 2009.  We do not know if you will be able to withdraw capital in future years including 2010, because we cannot foresee future market conditions or predict the level of withdrawal requests. If normal conditions return, the Fund should be able to fulfill withdrawal requests as usual.

Please explain how my request to withdraw funds from my account is not fair and equitable to the investors who remain in the Fund.

The investors who withdraw their capital today have no risk of loss of their investment from the real estate or loans owned by the Fund.  The investors who remain in the Fund bear all the risk of any potential loss in the Fund.

The recent decline in capital available to invest in real estate loans has led to a severe reduction of real estate transactions for commercial property.  The lack of activity has resulted in a crisis of confidence in the true value of most real estate properties.  The Fund owns a number of real estate properties that it has acquired over the years through foreclosure.

While we have obtained recent appraisals on most of the properties the Fund owns and the properties that secure the delinquent or defaulted loans, and we have, when appropriate, written the values down on the books of the Fund, we cannot be certain of the fair market value of these properties.

If the properties the Fund owns or that secure Fund loans are worth less than the value of the Fund capital that went into those assets, then the current value of a unit in the Fund could be worth less than $1.00.  If we distributed $1.00 per unit to an investor who requested a withdrawal from his or her account and the units were worth less than $1.00, then the remaining investors would bear a disproportionate share of losses.

We believe that attempting to sell real estate owned by the Fund in today’s market, especially subdivision land or condominiums owned, would generate proceeds below the value of the assets on the books of the Fund.  While it is very difficult to estimate the true value of the Fund’s assets today, if we had to sell everything, we would not expect sales proceeds sufficient to pay out $1.00 for each unit of the Fund.  Therefore, to return capital at $1.00 per unit to investors who have requested withdrawals, and leave the remaining investors with the assets of the Fund, would not be fair or equitable.

The Agreement states that withdrawal requests are paid out in the order received. How will this amendment change that?

The amendment will not change that language in the Agreement, except by adding the clarifications described below.  The new amendment will limit the amount of capital that can be distributed and/or withdrawn from the Fund to 10% per year.  If the General Partner decides to distribute 10% on a prorated basis to all Limited Partners, the Fund will be unable to distribute additional capital pursuant to withdrawal requests for that year.

Will I be able to take the required minimum distribution from my retirement account this year?

Congress has enacted a law this year that states there is no minimum distribution required from retirement accounts in 2009. After 2009, if the distribution the Fund makes from your retirement account is less than the minimum amount you would be required to take to satisfy the IRS, then you can transfer the additional amounts required to a non-retirement account in the Fund.

Why is the language being added in the Agreement allowing the General Partner some flexibility to make expenditures in connection with existing loans and investments while there are outstanding withdrawal requests?

This is a clarification of the Fund’s current practices.  The intent of this language in the Agreement is to limit the ability of the General Partner to make Fund investments when there are any withdrawal requests outstanding.  However, the language could be interpreted to mean that the General Partner cannot make any investment into non-liquid assets from Net Proceeds or Capital Contributions if there are outstanding withdrawal requests.  The proposed new language clarifies that the General Partner can make investments such as the funding of a draw for an existing loan, advances to protect Fund interests and advances to maintain or improve the value of Fund property.  For example, occasionally the Fund must make insurance premium payments on a property securing a Fund loan because the borrower/property owner has not paid the premium.  The Fund does so to avoid the risk of a secured property becoming uninsured.

Why is the Agreement language regarding “requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner” being changed?

This also is a clarification of the Fund’s current practices.  The current language could be interpreted to mean that if withdrawal requests by a Limited Partner are restricted due to the $100,000 quarterly limitation, then every other Limited Partner making a subsequent withdrawal request must wait until the restricted Limited Partner has received its full withdrawal request.   For example, if a Limited Partner that has $1,000,000 in its account makes a request on January 1 to withdraw the entire balance, it would take ten quarters or 2 ½ years, at a minimum, to liquidate the account.  Limited Partners making withdrawal requests after January 1 should not have to wait 2½ years to receive withdrawals.

If the majority of Limited Partners vote against these proposed amendments, will the Agreement change?

No.  If the majority of Limited Partners vote against the proposal, the Agreement will remain unchanged.

If the majority of Limited Partners vote against this amendment, will I receive some or all of my capital this year?

Only to the extent that the Fund has cash available to fund withdrawals after paying down the line of credit and creating cash reserves, if necessary, and only if your withdrawal request was received before the 10% withdrawal limitation for the year is reached.  As of now, we have received 2009 withdrawal requests from Limited Partners that would exceed 10% of the Fund’s capital.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

CONSENT SOLICITATION STATEMENT
(First Sent to Limited Partners on or about July 1 , 2009)

I.           Introduction

This Consent Solicitation Statement is being furnished by Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”), and is a solicitation by the Partnership, acting by its General Partner, Owens Financial Group, Inc., for votes by the Partnership’s Limited Partners in favor of the Proposal set forth below.  This solicitation is being made by use of the mails and telephone and the costs thereof are being borne by the Partnership.  The mailing address and telephone number of the Partnership and the General Partner are:

2221 Olympic Boulevard
Post Office Box 2400
Walnut Creek, CA 94595
(925) 935-3840

A Vote by Limited Partner is enclosed with this Consent Solicitation Statement, which the Partnership is asking each Limited Partner to execute in favor of a proposal to amend the existing Sixth Amended and Restated Limited Partnership Agreement of the Partnership (the “Proposal”), by marking an “X” in the box labeled “FOR”, signing and dating the Vote by Limited Partner, and returning it in the accompanying postage-prepaid envelope.

The General Partner recommends that each Limited Partner promptly return a properly executed Vote of Limited Partner voted FOR the Proposal.

II.           The Proposal

The General Partner of the Partnership believes that it is in the best interest of the Partnership and its Limited Partners to amend the Sixth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) of the Partnership, as described in more detail below.  A copy of the Partnership Agreement is appended to this Consent Solicitation Statement as Appendix A.  Capitalized terms that are used in the discussion below but not defined have the meanings given to them in the Partnership Agreement. Each reference to “Article” in this Consent Solicitation Statement refers to the specified Article of the Partnership Agreement.

The Proposal submitted for the vote of the Limited Partners is for the amendment of the Agreement in the respects described below.

Applying the 10% Limitation on Limited Partner Capital Withdrawals to Aggregate Withdrawals and Distributions.

Background

Article VIII.2(a) requires the distribution of “Net Income Available for Distribution” – essentially the net profits of the Partnership – to the Partners on a current basis. Article VIII.2(b) permits “Net Proceeds” – the net cash proceeds of mortgage loan repayments and other capital transactions – if any, to be distributed to Partners in the General Partner’s sole discretion, but the General Partner also has the discretion to make other uses of Net Proceeds, including reinvestment in new Mortgage Loans and payment of Partnership Expenses. However, Article XI.3(e) provides that reinvestment of Net Proceeds or Capital Contributions may not take place unless and until the Partnership has sufficient funds available to fulfill withdrawal requests received during the 90-day period preceding the reinvestment. The Partnership Agreement currently places no limitations on the aggregate amount of distributions of Net Proceeds pursuant to Article VIII.2(b).

Article XI.3 generally permits Limited Partners to withdraw or partially withdraw from the Partnership by giving notice to the General Partner, in which event the Limited Partner would receive a return of all or the requested portion of the Limited Partner’s Capital Account. However, the Partnership Agreement contains a number of time limitations and restrictions upon capital withdrawals by Limited Partners, including Article XI.3(g), which imposes a 10% limitation on the aggregate amount of capital withdrawals by all Limited Partners during any calendar year.

The 10% annual limitation on withdrawals is required by federal tax law in order to prevent the Partnership from being classified as a corporation for federal income tax purposes. Section 7704 of the Code treats “publicly traded partnerships” as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term “publicly traded partnership” as a partnership with ownership interests that are readily traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. The regulations promulgated under Section 7704(b) provide a “safe harbor” which, if applicable, provides assurance that a partnership’s withdrawal program will not be considered the substantial equivalent of a secondary market. One requirement of the safe harbor is that the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in certain disregarded transfers) during the partnership’s taxable year not exceed 10% of the total interests in partnership capital or profits. See Section 1.7704-1(f)(3) of the Regulations. Under the Regulations, the “transfer” concept includes withdrawals, as well as certain other transactions, such as a transfer of Units of Limited Partnership Interest (“Units”) by a Limited Partner to a third party.

Proposed Amendment

The General Partner believes that it is in the best interest of the Partnership and its Limited Partners to place an aggregate limitation on both capital distributions (i.e., distributions pursuant to Article VIII.2(b)) and withdrawals of 10% of the Limited Partners’ aggregate Capital Accounts per calendar year.  To implement this part of the Proposal, the Partnership Agreement would be amended as follows:

First, Article XI.3(g) would be amended to read in its entirety as follows:

“(g)           in no event shall the General Partner permit any withdrawal during any calendar year if and to the extent that as a result of such withdrawal the sum of (i) the total amounts withdrawn from the Capital Accounts of Limited Partners together with the amounts of any other transfers subject to Section 1.7704-1(f)(3) of the Regulations, and (ii) distributions pursuant to Subsection (b) of Article VIII.2, would exceed ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;”

Second, a new Subsection (c) would be added to Article VIII.2 to read as follows:

“(c)           Notwithstanding anything contained in Subsection (b) of Article VIII.2, in no event shall the General Partner distribute any Net Proceeds during any calendar year if and to the extent that as a result of such distribution the sum of (i) the total amounts withdrawn from the Capital Accounts of Limited Partners together with the amounts of any other transfers subject to Section 1.7704-1(f)(3) of the Regulations, and (ii) distributions pursuant to Subsection (b) of Article VIII.2, would exceed ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above.”

Reasons

The General Partner recommends these changes to the Agreement for the following reasons. Until recently, the 10% limitation has never resulted in the Partnership having to delay capital withdrawals. However, during the last four months of 2008 and thus far in 2009, the Partnership has experienced an unprecedented level of withdrawal requests from Limited Partners. As a result, aggregate withdrawals during 2008 reached the maximum annual level of 10%, and the Partnership was required to delay withdrawals that otherwise would have been processed in December 2008. As of the date of this Proposal, limited partner withdrawal requests scheduled but not disbursed for 2009 are approximately $44,725,000, which exceeds the 10% annual withdrawal limit. The General Partner expects that there will be continued delays in meeting withdrawal requests.

In these very unusual market conditions that we are experiencing, the withdrawal of capital from the Partnership creates an unhealthy dynamic in which Limited Partners, understanding that there is an aggregate annual limit of 10% on withdrawals, may feel pressure to submit withdrawal requests even though they would not be inclined to do so but for the 10% aggregate limitation.

Again, due to very unusual market conditions, there is a heightened degree of risk of borrower default on the Fund’s loans. It is very difficult to quantify this risk because the current conditions are unprecedented and it is uncertain whether current conditions will improve or deteriorate. Under these conditions, there is a risk of unfairness in allowing those Limited Partners who make early withdrawal requests to receive a capital withdrawal, while others remain in the Partnership. The General Partner believes that this risk can be alleviated if the Partnership makes pro rata distributions to all Partners when the Partnership has cash available for distribution as a result of loan repayments, the sale of Partnership property and any purchase of additional Units by new and existing investors.

The proposed change in the Partnership Agreement would allow all Limited Partners to receive some liquidity from the Partnership, while at the same time avoiding an excessive reduction in the capital of the Partnership. By limiting aggregate withdrawals and capital distributions to 10% in a given year, the Partnership will retain the ability to make new investments in loans later in that year after the aggregate maximum amount has been distributed and/or withdrawn.

As a result of these amendments, any amounts that the General Partner chooses to distribute will be included in determining whether the 10% annual limitation has been reached.  If the proposed amendment is approved, in 2009, the General Partner intends to distribute on a pro rata basis to all Partners any Net Proceeds (i.e., the proceeds from loan repayments, the purchase of additional Units by new and existing investors, and the sale of the Partnership’s real estate) until 10% of the Partnership’s capital has been distributed. Consistent with the Partnership Agreement, any distribution of Net Proceeds will be allocated 99.01% to the Limited Partners and .99% to the General Partner, but the General Partner will not receive distributions with respect to the portion of its Capital Account represented by the Carried Interest until Limited Partners have received 100% of their Capital Accounts. Those Limited Partners who wish to reinvest all or part of these distributions in the Partnership would be able to do so, subject to ordinary Partnership requirements for additional investments. Once distributions of 10% of the Partnership’s capital have occurred during 2009, no further distributions (other than distributions of current income pursuant to Article VIII.2(a)) or withdrawals would occur during 2009. The General Partner would have the discretion in 2010 and future years to determine whether to distribute Net Proceeds or use Net Proceeds to fulfill withdrawal requests, or any combination of the two.

The effect of these amendments will be to reduce the amounts that would otherwise be available to satisfy withdrawal requests of Limited Partners. If the amendments are approved, and the General Partner distributes Net Proceeds as it intends during 2009, the Partnership will not be able to fulfill currently pending withdrawal requests or other 2009 withdrawal requests, although all Limited Partners, including those that submitted withdrawal requests, will receive some return of capital through the Net Proceeds distribution. There can be no assurance that such withdrawal requests would be fulfilled in 2010 or in any subsequent year.

The proposed amendment to Article XI.3(g) includes “any other transfers subject to Section 1.7704-1(f)(3) of the Regulations” in the 10% limitation. This change is included to explicitly provide that any transactions subject to the 10% limitation contained in Section 1.7704-1(f)(3) of the Regulations are likewise included for the purpose of the 10% limitation contained in the Partnership Agreement.

Clarification of Limitations on Use of Net Proceeds and Capital Contributions.

Background

Article XI.3(e) currently provides that during the 90 day period following receipt of written notice of withdrawal from a Limited Partner, the General Partner may not refinance any loans or reinvest Net Proceeds or Capital Contributions in new loans or other non-liquid investments until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his/her Capital Account that he/she is withdrawing.

The application of this provision in the operations of the Partnership raises the following questions of interpretation:

-- First, the Partnership may receive withdrawal requests that may not presently be honored as a result of the limitations set forth in Article XI.3(a), Article XI.3(c) or Article XI.3(g), and that may not be honored for many months and possibly years after receipt of the request as a result of those limitations. If the General Partner were required to accumulate cash in the amount needed to fund all pending withdrawal requests, including those that the General Partner cannot currently fund by reason of these limitations in Article XI.3(a), Article XI.3(c) or Article XI.3(g), then the General Partner would potentially be required to maintain a large cash balance in low-yield cash investments instead of investing that cash in mortgage loans or other higher yielding investments. The General Partner believes that this is not the intent of Article XI.3(e) and contrary to the intended purpose of the Partnership.

-- Second, XI.3(e) does not clearly define the meaning of key terms such as “refinancing” and “new loans or other non-liquid investments”, with the result that there are questions as to whether a number of expenditures routinely made by the Partnership to protect its existing assets could be deemed refinancings, new loans or other non-liquid investments. Such expenditures include: (a) advances that the Partnership is contractually required to make, such as loan draws; (b) protective advances by the Partnership, such as payment of property taxes and insurance on real estate collateral securing mortgage loans, and other expenditures needed to protect the Partnership’s collateral; and (c) capital improvements to or maintenance of real property owned by the Partnership. The General Partner does not believe that such expenditures are within the intended meaning of the terms “refinancing” and “new loans or other non-liquid investments” or that Article XI.3(e) was intended to preclude such expenditures.

Proposed Amendment

The General Partner believes that it is in the best interest of the Partnership and its Limited Partners to clarify Article XI.3(e) of the Partnership Agreement consistent with its perceived intent and the operating principles of the Partnership. The General Partner proposes to amend Article XI.3(e) to read as follows:

“(e) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing. For purposes of the foregoing, any withdrawal request that may not be honored on the date when the General Partner proposes to refinance a loan of the Partnership or make a new loan or other non-liquid investment (the “Investment Date”) [or at any time during the succeeding three-month period] by reason of the limitations set forth in Subsection 3(a), Subsection 3(c) or Subsection 3(g), shall be deemed given on the first date after the Investment Date when it may be honored without violating any of such limitations, and then only to the extent that it may then be honored without violating any of such limitations. In addition, the following transactions, without limitation, shall not be subject to the restrictions set forth in this Subsection 3(e): (a) a payment that the Partnership is contractually obligated to make, including, without limitation, a contractually committed advance pursuant to a loan; (b) a payment that the General Partner determines in its sole discretion to be necessary or appropriate in order to maintain the value of property owned by the Partnership or to preserve the Partnership’s recourse with regard to the collateral securing a loan by the Partnership; (c) an expenditure of funds to improve or maintain a property acquired by the Partnership through foreclosure, which expenditure the General Partner, in its sole discretion, determines to be necessary or appropriate in order to maintain or enhance the value of the investment; and (d) any advance or other expenditure (capital or otherwise) that the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners;”

Reasons

The purpose of the proposed amendment is to clarify the language of Article XI.3(e) consistent with the perceived intent of the Partnership Agreement and the operating principles that have been followed by the General Partner in managing the Partnership.

Clarification of Priority Rules for Honoring Withdrawal Requests.

Background

Article XI.3(h) provides that withdrawal requests will be honored in the order received by the General Partner. The application of this provision in the Partnership’s operations raises the following questions of interpretation:

The Partnership may receive withdrawal requests that may not presently be honored as a result of the limitations set forth in Article XI.3(a), Article XI.3(c) or Article XI.3(g), including those that may not be honored for many months and possibly years after receipt of the request as a result of those limitations. If the General Partner were required to consider all withdrawal requests for purposes of this provision, including those that the General Partner cannot currently fund by reason of the limitations in Article XI.3(a), Article XI.3(c) or Article XI.3(g), then there could potentially be a lengthy delay in honoring current withdrawal requests due to the existence of preexisting withdrawal requests, even though those preexisting withdrawal requests cannot be honored as a result of the limitations in Article XI.3(a), Article XI.3(c) or Article XI.3(g).  The General Partner believes that this is not the intent of Article XI.3(h). As a result, the General Partner has previously adopted an operating policy under which withdrawal requests that are currently blocked by the limitations in Article XI.3(a), Article XI.3(c) or Article XI.3(g) are not considered for purposes of Article XI.3(h).

Proposed Amendment

The General Partner believes that it is in the best interest of the Partnership and its Limited Partners to make certain changes to Article XI.3(h) of the Partnership Agreement to clarify the language of Article XI.3(h) consistent with its perceived intent and the operating principles of the Partnership. The General Partner proposes to amend Article XI.3(h) to read as follows:

“(h) requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. For purposes of the foregoing, a withdrawal request that may not be honored on a date when the General Partner is honoring withdrawal requests (the “Designated Date”) [or at any time during the succeeding three-month period] by reason of the limitations set forth in Subsection 3(a), Subsection 3(c) or Subsection 3(g), shall not be considered as having been made until the first date after the Designated Date when it may be honored without violating any of such limitations, and then only to the extent that it may be then honored without violating any of such limitations. If any request may not be honored, due to any limitations imposed by this Subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing; and”

Reasons

The purpose of the proposed amendment is to clarify the language of Article XI3(h) consistent with the perceived intent of the Partnership Agreement and the operating principles that have been followed by the General Partner in managing the Partnership.

III.           Modification of Securities

The General Partner has determined that the portion of the Proposal described under “Applying the 10% Limitation on Limited Partner Capital Withdrawals to Aggregate Withdrawals and Distributions” in Part II above (the “Withdrawal/Distribution Proposal”) may be considered an action that modifies the Units of the Partnership, and therefore certain additional information is required to be furnished for the Limited Partner’s consideration of the Proposal.  Some of this additional information is set forth below.  The remainder of the required information is incorporated by reference, as further described under “Information Incorporated by Reference”, on page 11 of this Consent Solicitation Statement.

The securities issued by the Partnership to the Limited Partners are “Units”, which represent limited partnership interests in the Partnership.  As of May 31, 2009, there are 287,644,385 Units outstanding, excluding 3,719,949 Units held by the General Partner (which is not entitled to vote on the Proposal, as further described below).

The material differences between the outstanding Units and the Units as modified by the Withdrawal/Distribution Proposal, if approved, are described below.  Both previously issued Units and Units issued by the Partnership in the future will be modified in the manner described, if the Withdrawal/Distribution Proposal is approved

Currently, under Article VIII.2(b), the General Partner has the discretion to cause the Partnership to distribute Net Proceeds to Partners, subject to some limitations. Any such distribution would be allocated 99.01% to the Limited Partners on a prorata basis and .99% to the General Partner. There is currently no limitation on the aggregate amount of Net Proceeds that may be distributed by the General Partner.

Currently, under Article XI.3, Limited Partners have the right to withdraw capital from the Partnership either in full or partially, subject only to the following limitations:

•
The withdrawing Limited Partner is required to provide written notice of withdrawal to the General Partner, and the distribution to the withdrawing Limited Partner will not be made until 61 to 91 days after delivery of such notice of withdrawal.

•
Disbursements are made only on the last day of each month.  The amount disbursed is based upon the amount of the withdrawing Limited Partner’s Capital Account at the time of disbursement, notwithstanding that this amount may be greater or lesser than the Limited Partner’s proportionate share of the current fair market value of the Partnership’s net assets.

•
Except in the case of death, no withdrawal of capital with respect to Units is permitted until the expiration of one year from the date of purchase of such Units, other than by way of automatic reinvestment of Partnership distributions through the distribution reinvestment plan.

•
Cash payments to a withdrawing Limited Partner can be made only from Net Proceeds and Capital Contributions, and the General Partner is not required to maintain a cash reserve or to sell or otherwise liquidate any Partnership assets to fund withdrawals.

•	A maximum of $100,000 may be withdrawn by a Limited Partner in any calendar quarter.

•	If any requested withdrawal would reduce a Limited Partner’s Capital Account to less than $2,000, the General Partner has discretion to disburse the entire remaining Capital Account.

•	Withdrawal requests will be honored in the order in which they are received by the General Partner.

•
Total amounts withdrawn by Limited Partners in any calendar year cannot exceed 10% of the aggregate Capital Accounts represented by all of the outstanding Units, except upon a plan of dissolution of the Partnership.

If approved, the Withdrawal/Distribution Proposal will replace the 10% annual limitation described above with an aggregate limitation on distribution of Net Proceeds and withdrawals. Under the Proposal, the combination of distributions of Net Proceeds and withdrawals may not exceed 10% of the aggregate Capital Accounts of Limited Partners in any calendar year. As a result, a limitation on the aggregate amount of distribution of Net Proceeds would be imposed where no such limitation currently exists. In addition, the inclusion of distributions of Net Proceeds in the aggregate limitation applicable to withdrawals will have the effect of further limiting the amount that may be withdrawn in any calendar year during which the General Partner has exercised its authority to make distribution of Net Proceeds.

The Withdrawal/Distribution Proposal will not impose any restrictions on distribution of Net Proceeds other than those described in the foregoing paragraph, and it will not modify any of the withdrawal limitations described above other than the 10% annual limitation.

The portion of the Proposal described under “Clarification of Limitations on Use of Net Proceeds and Capital Contributions” and “Clarification of Priority Rules for Honoring Withdrawal Requests” in Part II above are not intended to modify the existing limitations on withdrawal, and instead are intended as clarifications of the existing provisions of the Partnership Agreement.

IV.           Record Date and Units Eligible to Vote; Beneficial Ownership of Units

The General Partner has designated May 31, 2009, as the Record Date for voting Units.  Only Units held of record by Limited Partners at the close of business on that date are eligible to vote on the Proposal.  As of the Record Date, there are 287,644,385 Units outstanding held by Limited Partners, all of which are entitled to vote on the Proposal.  No person or entity owns beneficially more than 5% of the ownership interests in the Partnership.  The General Partner recommends that the Limited Partners vote their Units FOR the Proposal.

The General Partner owns 3,719,949 Units, or 1.3% of the total Units outstanding as of the Record Date, but the General Partner is not entitled to vote any of these outstanding Units on the Proposal.  The voting common stock of the General Partner is owned as follows:  56.098% by William C. Owens and 14.634% each by Bryan H. Draper, William E. Dutra and Andrew J. Navone.  Each of Messrs. Owens, Draper, Dutra and Navone are members of the board of directors and management employees of the General Partner who are actively involved in the administration and investment activity of the Partnership.

V.	Revocability of Vote; Votes Required to Approve or Disapprove

The vote made by signing, dating and returning a properly marked enclosed Vote of Limited Partner may be revoked by the voting Limited Partner(s) at any time prior to receipt by the Partnership of properly executed Votes of Limited Partners pertaining to Units equal to or greater than a majority of the total Units outstanding (excluding Units held by the General Partner) as of the Record Date.  Revocation must be in writing, signed and dated by the voting Limited Partner(s), and submitted to the Partnership at the address listed on page 1 of this Consent Solicitation Statement.

Upon the Partnership having received properly executed Votes of Limited Partners in favor of the Proposal pertaining to Units equal to or greater than a majority of the total Units outstanding (excluding Units held by the General Partner) as of the Record Date, the Proposal shall be deemed to have been approved, and the General Partner will promptly take all steps necessary to formally adopt the amendments to the Agreement in accordance with the Proposal as approved.  However, formal approval of the Proposal and adoption of the amendments to the Agreement will not be effective until at least 20 business days after this Consent Solicitation Statement is sent to the Limited Partners.  If properly executed votes pertaining to a majority of the Units outstanding (excluding Units held by the General Partner) as of the Record Date are received by the Partnership and voted against the Proposal, the Proposal shall be deemed to have been disapproved and the amendments to the Agreement shall not be adopted.

VI.           How Votes Will Be Counted; Announcement of Vote Result

The General Partner will conduct the counting of the votes made by means of the Votes of Limited Partner received by the Partnership and shall determine whether votes may be accepted.  Votes of Limited Partner properly voted and marked as FOR shall be counted as approving the Proposal; Votes of Limited Partner properly voted and marked AGAINST shall be counted as disapproving the Proposal, and Votes of Limited Partner marked as ABSTAIN shall not be counted.  Properly executed Votes of Limited Partner that are received but not marked as FOR, AGAINST or ABSTAIN shall be considered as votes FOR and shall be counted as approving the Proposal.

Upon the Partnership having received counted votes FOR or AGAINST the Proposal pertaining to Units equal to or greater than a majority of the Units outstanding (excluding Units held by the General Partner) as of the Record Date, the General Partner will inform all Limited Partners in writing of the vote result.

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP BY:OWENS FINANCIAL GROUP, INC., ITS GENERAL PARTNER By: /s/ William C. Owens William C. Owens, President

INFORMATION INCORPORATED BY REFERENCE

As described on page 7, under “III.  Modification of Securities”, certain information required to be furnished for the Limited Partner’s consideration of the Proposal is incorporated by reference into this Consent Solicitation Statement.  This information is incorporated by reference from the following Items of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on April 1, 2009 and the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 15, 2009 (copies of each of which are enclosed with this Consent Solicitation Statement):

•	Financial Statements– Part II, Item 8, commencing on pp. 44 and F-1 of the Annual Report on Form 10-K; Part I, Item 1, commencing on p. 4 of the Quarterly Report on Form 10-Q
•
Management’s Discussion and Analysis of Financial Condition and Results of Operations – Part II, Item 7, commencing on p. 28 of the Annual Report on Form 10-K; Part I, Item 2, commencing on p. 23 of the Quarterly Report on Form 10-Q

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure – Part II, Item 9, commencing on p. 44 of the Annual Report on Form 10-K

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF CONSENT SOLICITATION MATERIALS SENT TO LIMITED PARTNERS ON OR ABOUT
JULY 1, 2009

Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”)

The Consent Solicitation Statement is available at
www.owensfinancial.com/download_files/omif609consentsolicitationstatement.pdf.

Action by the Partnership will be taken by written consent of the Partnership’s Limited Partners, and without holding a meeting of the Limited Partners.  The earliest date upon which action by the Partnership will be taken is July 30, 2009, which is 20 business days after the Consent Solicitation Statement is sent to the Limited Partners.

The sole matter to be acted upon pursuant to the Consent Solicitation Statement is a Proposal to amend the existing Sixth Amended and Restated Limited Partnership Agreement of the Partnership (i) to provide, in Articles VIII.2(c) and XI.3(g), that the 10% annual limitation on Limited Partner withdrawals would apply to aggregate withdrawals and distributions, and (ii) to clarify the meaning of Articles XI.3(e) and XI.3(h).

This Vote of Limited Partner is solicited by the Partnership, acting by its General Partner, Owens Financial Group, Inc.  The General Partner recommends a vote “FOR” the Proposal.

The Consent Solicitation Statement and Form of Vote by Limited Partner are available at the above-referenced website.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

VOTE OF LIMITED PARTNER

The undersigned Limited Partner(s) of Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) does (do) hereby vote all Units of Limited Partnership Interest held of record by the undersigned in the following manner:

Please mark your choice in blue or black ink, sign and date and promptly return this Vote of Limited Partner using the accompanying envelope.
Please mark votes as in this example:                                                                                     [X]

If properly executed, the Units of Limited Partnership Interest represented by this Vote of Limited Partner will be voted and counted in the manner directed herein by the undersigned Limited Partner(s), or if no choice is made, the Units will be voted FOR the Proposal.

This Vote of Limited Partner is solicited by the Partnership, acting by its General Partner, Owens Financial Group, Inc.  The General Partner recommends a vote “FOR” the Proposal.

The Proposal:  To amend the Sixth Amended and Restated Limited Partnership Agreement of the Partnership:

1.	To provide, in Articles VIII.2(c) and XI.3(g), that the 10% annual limitation on Limited Partner withdrawals would apply to aggregate withdrawals and distributions, and

2.	To clarify the meaning of Articles XI.3(e) and XI.3(h).

Vote:                                FOR [__]                                           AGAINST [__]                                                      ABSTAIN [__]

_____________________ SIGNATURE _____________________ PRINTED NAME	Date: ________________
_____________________ SIGNATURE _____________________ PRINTED NAME	Date: ________________

The Units represented by this Vote of Limited Partner will be voted as specified herein but if no choice is specified, the Units will be voted “FOR” approval of the Proposal.

                                                                                                                                        APPENDIX A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”), dated March 13, 2001, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the “General Partner”), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the “Limited Partners”).

RECITALS

A.           Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name “Owens Mortgage Investment Fund II”.  Effective October 16, 1992, the Partnership changed its name to its current name.

B.           The Limited Partnership Agreement was amended and restated as of October 16, 1992, December 14, 1998, February 16, 1999, April 17, 2000, and November 10, 2000 and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I.           FORMATION

1.           California Revised Limited Partnership Act.  The Partnership was formed on June 14, 1984 and, until the February 16, 1999 amendment and restatement (the “Third Amendment and Restatement”), was governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the “Act”). The General Partner, pursuant to and by the Third Amendment and Restatement, elected under California Corporations Code § 15712(b)(1) to have the Partnership governed thenceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.

2.           Name.  The name of the Partnership is “Owens Mortgage Investment Fund, a California Limited Partnership.”

3.           Place of Business.  The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

4.           Addresses for the General Partner and Limited Partners.  The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595.  The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business.  The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

5.           Term.  The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034.  The Partnership may be extended by the affirmative vote of a Majority-In-Interest of the Limited Partners.

6.           Purpose.  The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

7.           Agent for Service of Process; Tax Matters Partner.  So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership’s agent for service of process.  If the General Partner moves from California, the Limited Partners will designate a new agent for service of process.  The General Partner also is the “Tax Matters Partner” as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.           DEFINITIONS

The following terms shall have the following respective meanings:

“Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired.  The General Partner or its Affiliates shall not receive reimbursement of Acquisition and Origination Expenses.

“Acquisition and Origination Fees” means the total of all fees and commissions paid to the General Partner by any party in connection with making or investing in Mortgage Loans.  Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the General Partner, or any fee of a similar nature, however designated.

“Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

“Affiliate” means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

“Capital Account” means the definition in Article III hereof.

“Capital Contribution” means the total investment and contribution to the capital of the Partnership by a Partner in cash or by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Carried Interest as hereinafter defined.

Capital Transaction” means the repayment of principal or prepayment of a Mortgage Loan to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Loan or Real Property subject to a Mortgage Loan, or the payment of insurance or a guarantee with respect to a Mortgage Loan.

“Carried Interest” (previously called “Promotional Interest”) means a Partnership Interest held by the General Partner, which participates in all allocations and distributions, equal to one half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Carried Interest being an expense of the Partnership, subject to the limitation set forth in Article IX. 1. (c) of this Agreement.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

“Controlling Person” means any Person, whatever their title, who performs functions for the General Partner similar to those of (i) chairman or member of the board of directors; (ii) executive or senior management, such as the president, vice-president, or chief financial officer; or (iii) those holding 5% or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

“Front-End Fees” means fees and expenses paid by any party to acquire assets for the Partnership, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the General Partner.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

“Investment in Mortgage Loans” means the amount of Capital Contributions used to make or invest in Mortgage Loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

“Late Payment Charges” means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

“Majority-In-Interest” means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

“Management Fee” means a fee paid to the General Partner or other Persons for management and administration of the Partnership.

“Mortgage Loans” means investments of the Partnership that are notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages or deeds of trust.

“NASAA Guidelines” means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996.

“Net Income Available for Distribution” means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

“Net Proceeds” means the net cash proceeds from any Capital Transaction.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Organization and Offering Expenses” means those expenses incurred in connection with and in preparing for registration and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to broker-dealers in connection with the distribution of Units and any advertising expenses.

“Partners” means the holders of Partnership interests, including the General Partner and the Limited Partners.

“Partnership Interest” means a limited partnership unit or other indicium of ownership in the Partnership.

“Person” means any natural person, partnership, corporation, association, or other legal entity.

“Profits and Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

“Program” means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in mortgage loans.

“Property Management Fee” means any fee paid for day-to-day professional property management services.

“Prospectus” shall mean the prospectus that forms a part of the effective registration statement under the Securities Act of 1933, as amended, including any preliminary prospectus.

“Real property” means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include, deeds of trust, mortgages, mortgage loans or interests therein.

“Regulations” means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“Reinvested Distributions” means Units purchased under the Partnership’s Reinvested Distribution Plan that is described in Article III. 3. of this Agreement.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity.  Such term does not include a transaction involving the conversion of corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Partners’ voting rights; (b) the term of existence of the Partnership; (c) General Partner compensation; (d) the Partnership’s investment objectives.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means the General Partner or any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.

“Unit” means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.           PARTNERSHIP INTEREST AND CAPITAL

1.           Capital Contributions of Partners.  The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners.  The General Partner shall also receive the Carried Interest in the capital of the Partnership.

2.           Sale of Units.  In the General Partner’s sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership.  Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner.  Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt by the General Partner; if rejected, all funds will be returned to the subscriber within 10 business days.

3.           Limited Partners’ Reinvested Distributions: A Limited Partner may elect to participate in the Partnership’s Reinvested Distributions Plan (the “Plan”) at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Limited Partner.  Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner’s Subscription Agreement.  Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership.  Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit.  Units so purchased under the Plan are credited to the Limited Partner’s Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made.  If a Limited Partner revokes a previous election to participate in the Plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the Partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

 The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited.  The General Partner will also mail an updated Prospectus to each Limited Partner each time a new Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Limited Partners.

 Each Limited Partner who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment.  It is the responsibility of each Limited Partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

The General Partner, in its sole discretion, may suspend or terminate the Plan if:

                 (a)           it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

                 (b)           any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

                 (c)           in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

                 (d)           it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a “publicly traded partnership,” within the meaning of Code Section 7704.

4.           Nonassessability of Units.  The Units are nonassessable.  Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional Capital Contributions to the Partnership.

5.           Capital Accounts.  The Partnership shall maintain a Capital Account for each Partner.  Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership.  Thereafter, each Partner’s Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

(a)           To each Partner’s Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner’s distributive share of Partnership profits.

(b)           To each Partner’s Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner’s distributive share of Partnership losses.

In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership.  The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

6.           No Liability of Limited Partners.   A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.           MANAGEMENT

1.           Control in General Partner.  Subject to the limitations of Article IV.5. of this Agreement, and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership’s assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Loans and contracts, and to assume direction of the business operations.  As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership’s investments and loans, determining how and when to invest the Partnership’s capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto.  Without limiting the generality of the foregoing, such powers include the right:

(a)           To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership’s business;

(b)           To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

(c)           To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through or resulting from foreclosure of a Mortgage Loan;

(d)           To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the General Partner;

(e)           To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

(f)           To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

(g)           To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its Affiliates, required for the operation of the Partnership’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an Affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days’ written notice and without advance notice if the General Partner or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement.  Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

(h)           To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(i)           To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

(j)           To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

(k)           To pay all expenses incurred in connection with the operation of the Partnership;

(l)           To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

(m)           Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons, provided no such change shall adversely affect the rights of Limited Partners:

(i)           To cure any ambiguity or formal defect or omission herein;

(ii)           To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

(iii)           To conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines; and

(iv)           To make any other change in this Agreement which,  in the judgment of the General Partner, does not adversely affect the rights of the Limited Partners.

                                (n)           To elect to have the Partnership governed by the California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to Subsection (m).

2.           Limitations on General Partner’s Authority.  Without the concurrence of a Majority-in-Interest, the General Partner has no authority to:

(a)           amend this Agreement in any respect that adversely affects the rights of the Limited Partners;

(b)           do any act in contravention of this Agreement;

(c)           do any act which would make it impossible to carry on the ordinary business of the Partnership;

(d)           confess a judgment against the Partnership;

                                (e)           possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

(f)           admit a person as a General Partner;

(g)           voluntarily withdraw as General Partner unless such withdrawal would not affect the tax status of the Partnership and would not materially adversely affect the Limited Partners;

(h)           sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership;

(i)           dissolve the Partnership;

(j)           cause the merger or other reorganization of the Partnership;

(k)           grant to the General Partner or any of its Affiliates an exclusive right to sell any Partnership assets;

(l)           receive or permit the General Partner or any Affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

(m)           receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its Affiliates to do so;

(n)           commingle the Partnership’s assets with those of any other Person;

(o)           use or permit another to use the Partnership’s assets in any manner, except for the exclusive benefit of the Partnership;

(p)           pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units; or

(q)           receive, directly or indirectly, a commission or fee (except as permitted under Article IX. of this Agreement) in connection with the reinvestment or distribution of Net Proceeds.

3.           Right to Purchase Receivables and Loans.  As long as the requirements of Article VI. 9 of this Agreement are met, the General Partner, in its sole discretion, may at any time, but is not obligated to:

(a)           purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

(b)           purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

(c)           use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

4.           Extent of General Partner’s Obligation and Fiduciary Duty.  The General Partner shall devote such time to the business of the Partnership as the General Partner determines, in good faith, to be reasonably necessary to conduct the business of the Partnership. The General Partner shall not be required to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership.  The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.  The General Partner will not allow the assets of the Partnership to be commingled with the assets of the General Partner or any other Person.  The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any Units as a Limited Partner, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the General Partner or regarding any transaction between the Partnership and the General Partner.

5.           Liability and Indemnification of General Partner.

(a)           Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on,  incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of  any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership.  Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership.  If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party’s choice in such action, suit or proceeding.  The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b)           Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited.  Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above.  If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above.  The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received.  In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c)           Notwithstanding anything to the contrary contained in Subsection 7(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made.  Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d)           The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e)           For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.           VOTING AND OTHER RIGHTS OF LIMITED PARTNERS

1.           No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VII.3. of this Agreement (and such vote or consent will be required) to:

(a)           amend this Agreement (except for any amendment permitted to be made by the General Partner as provided in Article IV. 1. (m) of this Agreement; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner).

(b)           dissolve and windup the Partnership,

(c)           remove the General Partner and elect one or more new General Partners (see Article XII. 1. and 2.), or

(d)           approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

2.           The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. An alphabetical -list of the names, addresses and business telephone numbers of all Limited Partners along with the number of Units held by each of them is maintained as a part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative for a stated purpose including, without limitation, matters relating to Limited Partners’ voting rights, tender offers, and the exercise of Limited Partners’ rights under federal proxy law.  A copy of the Limited Partner list shall be mailed to any Limited Partner requesting it within ten business days of the request and may include a reasonable charge for the copy work.  The Limited Partner list shall be updated at least quarterly to reflect changes in the information contained therein.

If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys’ fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy thereof, or of using the same for a commercial purpose other than in the interest of the Partner relative to the affairs of the Partnership.  The General Partner may require the Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Partner’s interest in the Partnership.  The remedies provided hereunder to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under federal law, or the laws of California.

VI.           INVESTMENT AND OPERATING POLICIES

           1.           The General Partner shall commit at least 86.5% of Capital Contributions to Investment in Mortgage Loans.  The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

The Partnership normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage Loans outstanding on the property, including loans of the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria.  For purposes of this Subsection, the “aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Partnership”, shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans.  This restriction applies to all loans, including construction loans.

2.           The Partnership may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the General Partner, or in the following circumstances:

(a)           to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership’s Mortgage Loans, or

(b)           to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

The total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of fifty percent (50%) of the aggregate fair market value of all Partnership loans.  The General Partner shall be prohibited from providing financing to the Partnership.

3.           The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

4.           The Partnership may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of 25% of the total Partnership assets.

5.           The Partnership may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

6.           The Partnership shall require that a mortgagee’s or owner’s title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert.  Such appraisals will be retained at the office of the Partnership and will be available for review and duplication by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

7.           There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership’s Mortgage Loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

8.           Mortgage Loans may be purchased from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX. of this Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of this Article VI.   Accordingly, all income generated (except Acquisition and Origination Fees) and expenses associated with a Mortgage Loan so acquired shall be treated as belonging to the Partnership.  The General Partner shall not sell a loan to the Partnership if the cost of the loan exceeds the funds reasonably anticipated to be available to the Partnership to purchase the loan.

Normally, when the Partnership has sufficient funds available to invest in a specific Mortgage Loan, the General Partner will give the Partnership priority in purchasing such Mortgage Loan over other Persons to whom the General Partner may sell Mortgage Loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following: (i) All loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; (ii) All hypothecation loans will be acquired by the Partnership.

9.           The Partnership shall not sell a Mortgage Loan to the General Partner unless all of the following criteria are met:  (i) the loan is in default; (ii) the General Partner pays the Partnership an amount in cash equal to the cost of the loan to the Partnership (including all cash payments and carrying costs related thereto); and (iii) the General Partner assumes all of the Partnership’s obligations and liabilities incurred in connection with the holding of the loan by the Partnership.

10.           The Partnership shall not acquire a loan from, or sell a loan to, another Program in which the General Partner has an interest.

11.           The Partnership shall not sell a foreclosed property to the General Partner or to another Program in which the General Partner has an interest.

12.           The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners.  The cash Capital Contributions of the General Partner specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

13.           The Partnership will not reinvest Net Income Available for Distribution, unless it is Limited Partners’ Reinvested Distributions under Article III. 3. of this Agreement.

14.           No loans may be made by the Partnership to the General Partner or an Affiliate except as provided in Article IV. 5. of this Agreement.

VII.           ACCOUNTING RECORDS, REPORTS AND MEETINGS

1.           Books of Accounts and Records.  The Partnership’s books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. of this Agreement. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership.  The Partnership shall file all required documents with the applicable regulatory agencies.

2.           Cash and Cash Equivalents and Marketable Securities.  Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any Person or Persons authorized by it.

3.           Meetings of Limited Partners.  Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding Units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy.  The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner.  Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

4.           Reports.  Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return.

Within sixty days (60) days after the end of each quarter of the Partnership, the General Partner will transmit to each Limited Partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited.

Within one hundred twenty (120) days after the end of the Partnership’s calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership’s independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles.  Such financial statements will include the Partnership’s statements of income, balance sheets, statements of cash flows and statements of Partners’ capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes.  The annual report for each year will report on the Partnership’s activities for that year and identify the source of Partnership distributions as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.  In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and Affiliates.    The Partnership’s independent certified public accountants must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee.  This review will be reported on by the independent certified public accountants in a report that is separate from the Partnership’s audited financial statements.  The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K not more than ninety (90) days after the closing of the fiscal year end, and on Form 10-Q not more than forty-five (45) days after the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII.           ALLOCATIONS AND DISTRIBUTIONS

1.           Allocations of Profits and Losses.  Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

2.           Distributions.

(a)           Net Income Available for Distribution.  Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3 of this Agreement.  The General Partner’s proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.

(b)           Net Proceeds.  Net Proceeds, if any, may be reinvested in new Mortgage Loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner.  In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 2 (a) above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Carried Interest, until the Limited Partners shall have received 100% of their Capital Accounts.  Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.

IX.           TRANSACTIONS BETWEEN THE PARTNERSHIP AND
THE GENERAL PARTNER

1.           Compensation to General Partner from the Partnership.  The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

(a)           Management Fee.  In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a Management Fee payable monthly, subject to a maximum of 2.75% per annum, of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year.  Although the Management Fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the Management Fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of the Partnership’s Mortgage Loans at the end of such month, provided that the maximum annual Management Fee shall not exceed 2.75% of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year.  In the event the Management Fee paid by the General Partner in a calendar year exceeds such 2.75%, the General Partner shall promptly refund such excess to the Partnership.  The Management Fee may be accrued without interest when Partnership funds are not available for its payment.  Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds.  No Management Fee may be paid from Partnership reserves.

(b)           Loan Servicing Fee.  The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of the Partnership’s Mortgage Loans at the end of each month.

(c)           Carried Interest (previously the “Promotional Interest”).   The Carried Interest can only be taken if a minimum of 86.5% of Capital Contributions are committed to Investment in Mortgages.

(d)           Partnership Expenses.  All of the Partnership’s expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its Affiliates, for any expenses paid by the General Partner, or its Affiliates, including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Partnership will be made from Net Income Available for Distribution immediately following the expenditure.  Except as indicated in this Article IX.1.(d), the General Partner or any affiliate shall not be reimbursed by the Partnership for services for which the General Partner is entitled to compensation by way of a separate fee.  Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of the General Partner or Affiliates.  The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership.  The reimbursement for expenses provided for in this Article IX.1.(d) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

(e)           No Other Fees.  The General Partner is not entitled to receive real estate brokerage commissions, Property Management Fees, insurance service fees or a Promotional Interest (as defined by the NASAA Guidelines) from the Partnership.  In addition, the General Partner is not entitled to receive reimbursement of Acquisition and Origination Expenses incurred by the General Partner or its Affiliates in the origination, selection and acquisition of Mortgage Loans.

2.           Payments by Borrowers.

(a)           Acquisition and Origination Fees.  The General Partner or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership.

(b)           Late Payment Charges.  The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

X.           ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1.           General Partner.  The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.

2.           Partnership Interests.  A Limited Partner’s interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

(a)           no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

(b)           no transfer may be made except where the transfer complies with any restriction imposed under applicable state securities laws or regulations with regard to suitability standards;

(c)           no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

(d)           the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI.           DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1.           Effect of Death or Legal Incompetency of a Limited Partner on the Partnership.  The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

2.           Rights of Personal Representative.  On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

3.           Withdrawal of Limited Partners.   To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

(a)           except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI., no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of Reinvested Distributions discussed in Article III. 3.

(b)           any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

(c)           a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

(d)           the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership’s loan portfolio or any other asset in order to make a cash distribution of any Capital Account;

(e)           during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

(f)           the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner’s Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this Subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner’s proportionate share of the current fair market value of the Partnership’s net assets;

(g)           in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

(h)           requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner.  If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing,  whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

(i)           if a Limited Partner’s Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.           BANKRUPTCY, WITHDRAWAL, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

1.           Removal of the General Partner.  A Majority-In-Interest by vote or written consent given in accordance with Article VII.3. of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

2.           Dissolution or Continuance of Partnership.  The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the “Terminating Event,” and the General Partner affected as the “Terminated General Partner”) shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner.   No other events affecting the General Partner shall constitute or be a “Terminating Event.”  A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to Subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a)  below.

(a)           Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up.  A successor General Partner must be named if the newly admitted General Partner under this provision is an individual.

(b)           If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII. of this Agreement.

3.           Rights of Terminated General Partner.  Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner’s interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner’s interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Partnership. The method of payment to the Terminated General Partner must be fair  and must protect the solvency and liquidity of the Partnership.  Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Terminated General Partner otherwise would have received under the Agreement had the General Partner not terminated.  Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

XIII.	DISSOLUTION AND WINDING UP

1.           Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:

(a)           the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

(b)           the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

(c)           the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2.(b) hereof.

2.           In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV.	ROLL-UP

1.	In connection with a proposed Roll-up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert.  If the appraisal will be included in the Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an Exhibit to the Registration Statement for the offering.  Partnership assets shall be appraised on a consistent basis.  The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up.  The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12-month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale.  The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners.  A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Partners in connection with the proposed Roll-up.

2.	In connection with a proposed Roll-up, the person sponsoring the Roll-up shall provide each
Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Limited Partners voting “no” on the proposal the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following (i) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

3.	The Partnership shall not participate in any proposed Roll-Up which would result in Limited
Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Articles IV., V. and VII. of this Agreement.  If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in these guidelines to the greatest extent possible.

4.           The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).  The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up on the basis of the number of Partnership Units held by that Limited Partner.

5.           The Partnership shall not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Article V. of this Agreement.

6.           The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

XV.	INVESTMENTS IN OR WITH OTHER PROGRAMS

1.           The Partnership shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular loans, if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Subsection, acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted.  For purposes of this paragraph, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

(a)           review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets;

(b)           cause a sale of the loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

(c)           approve budgets and major capital expenditures, subject to a stated minimum amount;

(d)           veto any sale of the loan, or, alternatively, to receive a specified preference on sale or proceeds; and

(e)           exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

2.           The Partnership shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Partnership if all of the following conditions are met:

(a)	the Programs have substantially identical investment objectives.

(b)	there are no duplicate fees.

(c)	the compensation to Sponsors is substantially identical in each Program.

(d)	each program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture.

(e)	the investment of each Program is on substantially the same terms and conditions.

(f)           the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program controls and the potential risk that while a Program may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

3.           The Partnership shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions:

(a)           the investment is necessary to relieve the Sponsor from any commitment to purchase a loan entered into in compliance with Article VI. 8.  prior to the closing of the offering period of the Program;

(b)           there are no duplicate fees;

(c)           the investment of each entity is on substantially the same terms and conditions;

(d)	the Program provides for a right of first refusal to buy if the Sponsor wishes to sell a loan held in the joint venture; and

(e)	the Prospectus discloses the potential risk of impasse on joint venture decisions.

4.	Other than as specifically permitted in paragraphs 2 and 3 of this Subsection, the Partnership shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

5.
The Partnership shall be permitted to invest in general partnership interests of limited partnerships only if the Partnership alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Article acquires a “controlling interest” as defined in paragraph 1 of this Article, no duplicate fees are permitted, and no additional compensation beyond that permitted by Article IX. shall be paid to the Sponsor.

6.           A Program that is an “upper-tier Program” shall be permitted to invest in interests of other Programs (the “lower-tier Programs”) only if the conditions provided for under Sections V.G. 6. and 7. of the NASAA Guidelines are met.

XVI.        SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XVII.       SPECIAL POWER OF ATTORNEY

Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1.           This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

2.           All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

3.           All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

1.           is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

2.           shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVIII.      MISCELLANEOUS

1.           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to the General Partner:

Owens Financial Group, Inc.
2221 Olympic Boulevard
P. O. Box 2400
Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner’s address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2.           Application of California Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4.           Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

5.           Assignability.  Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6.           Interpretation.  As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

7.           Captions.  Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8.           Adjustment of Basis.  The General Partner may elect, pursuant to Code Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

9.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 13th day of March, 2001.

GENERAL PARTNER:

OWENS FINANCIAL GROUP, INC.

By:           /s/ William C. Owens
William C. Owens, President

LIMITED PARTNERS:

By:           OWENS FINANCIAL GROUP, INC., GENERAL PARTNER

By:           /s/ William C. Owens
William C. Owens, President
As Attorney-In-Fact for the Limited Partners